Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

December 9, 2025

Legence Corp.

1601 Las Plumas Avenue

San Jose, CA 95133

Ladies and Gentlemen:

We are acting as special counsel to Legence Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 initially publicly filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2025, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), proposed to be sold by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). The shares of Class A Common Stock to be registered by the Company and sold by the Selling Stockholders pursuant to the Registration Statement are referred to herein as the “Shares.”

Pursuant to the Registration Statement, the Selling Stockholders have proposed to sell an aggregate of 8,050,000 Shares, including 1,050,000 Shares to cover the underwriters’ option to purchase additional Shares, if any. Up to 4,804,246 Shares proposed to be sold pursuant to the Registration Statement are issuable by the Company upon the exchange of an equal number of limited liability company interests in Legence Holdings LLC, a Delaware limited liability company (“Legence Holdings”), and the corresponding cancellation of an equal number of shares of the Company’s Class B common stock, par value $0.01 per share, held by such Selling Stockholder (the “Unit Exchange” and such Shares issuable pursuant thereto, the “Exchange Shares”).

In connection with this opinion and the registration and sale of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on December 1, 2025, (ii) the Amended and Restated Bylaws of the Company, as currently in effect, (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (iv) the Amended and Restated Limited Liability Company Agreement of Legence Holdings, (v) minutes, records of the corporate proceedings and resolutions of the board of directors of the Company with respect to the registration and sale of the Shares and (vi) the Registration Statement and the exhibits thereto.

Austin  Bay Area  Beijing  Boston  Brussels  Chicago  Dallas  Frankfurt  Hong Kong  London  Los Angeles  Miami  Munich  New York  Paris  Philadelphia  Riyadh  Salt Lake City  Shanghai  Washington, D.C.

Legence Corp. December 9, 2025 Page 2

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have also assumed any Exchange Shares issued upon the Unit Exchange will be issued in accordance with the organizational documents of the Company and of Legence Holdings. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we are of the opinion that (1) the Shares have been duly authorized and except for the Exchange Shares, which are described in clause (2), validly issued and are fully paid and non-assessable, and (2) the Exchange Shares, when issued upon the Unit Exchange in accordance with the organizational documents of the Company and of Legence Holdings, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.

Legence Corp. December 9, 2025 Page 3

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decisions or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP